Exhibit 99.2

        Joint Filer Information
        -----------------------

Name of Joint Filer:
Gary M. Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
10% Owner

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
9/22/09

Designated Filer:
1992 GRAT Remainder Trust F/B/O Gary Lauder

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Name of Joint Filer:
1992 GRAT Remainder Trust F/B/O William Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
10% Owner
Other (Trust with Insider Trustee)

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
9/22/09

Designated Filer:
1992 GRAT Remainder Trust F/B/O Gary Lauder

-------------------------

Name of Joint Filer:
William P. Lauder

Address of Joint Filer:
c/o The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Relationship of Joint Filer to Issuer:
Director
Officer (Executive Chairman)
10% Owner

Issuer Name and Ticker or Trading Symbol:
The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):
9/22/09

Designated Filer:
1992 GRAT Remainder Trust F/B/O Gary Lauder